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                                                                      EXHIBIT 21




                 SUBSIDIARIES OF BANYAN STRATEGIC REALTY TRUST



                                                      State of
            Name of Subsidiary                      Organization

Banyan/Morgan Milwaukee Limited Partnership           Illinois

Banyan/Morgan Willowbrook Limited Partnership         Illinois

BSLT/BSLFII H Street Partnership                      Illinois
BSLT Milwaukee Corp.                                  Illinois

BSLT Karfad Corp.                                     Illinois
BSRT Colonial Courts Corp.                            Illinois

BSRT Colonial Courts Limited Partnership              Illinois

BSRT Commerce Center Corp.                            Illinois
BSRT Fountain Square Corp.                            Illinois

BSRT Hallmark Village Corp.                           Illinois
BSRT Hallmark Village Limited Partnership             Illinois

BSRT Lexington Corp.                                  Illinois

BSRT Lexington B Corp.                                Illinois
BSRT/M&J Northlake Limited Partnership                Illinois

BSRT Merger Corp.                                     Illinois
BSRT Newtown Corp.                                    Illinois

BSRT Northlake Festival Corp.                         Illinois

BSRT Seaway Corp.                                     Illinois
BSRT/STM Business Center Corp.                        Illinois

BSRT Willburr Corp.                                   Illinois
BSRT Woodcrest Office Corp.                           Illinois

BSRT Woodcrest Office Park Limited Partnership        Illinois

VSLT Ninth Street Corp.                               Illinois